Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Second Quarter Results

Overland Park, KS, Jul. 28, 2015 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported second quarter 2015 net income of $67.4 million, or $0.80 per diluted share, compared to net income of $67.1 million, or $0.80 per diluted share, during the previous quarter and net income of $83.0 million, or $0.98 per diluted share, during the second quarter of 2014.

Operating revenues of $394.0 million rose 2% sequentially, while operating income rose 6%, leading to a 110 basis point improvement in the operating margin.  Revenues increased primarily due to an additional day and a higher effective fee rate during the current quarter.  Expenses increased primarily due to higher IT costs, while other costs remained largely unchanged.  Compared to the second quarter of 2014, revenues declined 2% and operating income decreased 10%.  Revenues declined with lower levels of assets under management, while compensation costs drove expenses higher.  The operating margin during the quarter was 28.2% compared to 27.1% during the previous quarter and 30.9% during the same period last year.

Assets under management ended the quarter at $121 billion, down 2% sequentially and 11% compared to June 30, 2014.  Sales during the quarter were $5.8 billion, rising 6% sequentially and down 23% compared to the second quarter of 2014.  Net outflows of $1.1 billion during the quarter compared favorably to the previous quarter’s net outflows of $3.6 billion.  The second quarter of 2014 had net inflows of $1.2 billion.

Business Discussion

“Outflows in Asset Strategy moderated during the quarter, while outflows in High Income were in line with the first quarter despite negative industry trends for the high yield category,” said Hank Herrmann, Chairman and Chief Executive Officer of Waddell & Reed Financial, Inc.  “Beyond these two funds, we experienced net inflows of $622 million in our retail distribution channels and an additional $200 million of net inflows in our Institutional channel.”

Net outflows in the Wholesale channel were $1.2 billion compared to $2.2 billion last quarter and were at the lowest level since the third quarter of 2014, while redemptions improved during the quarter, sales volume declined.

The Advisors channel experienced an increase in sales and an improvement in net outflows.  Sales of $1.3 billion increased 6% sequentially and net outflows were $76 million compared to $233 million during the prior quarter.

We won two new accounts in the Institutional channel, which contributed more than $550 million to sales, resulting in net inflows of $200 million.

Management Fee Revenue Analysis

Management fees rose 2% sequentially due to an increase in the effective fee rate resulting from an additional day during the current quarter and a mix-shift in the asset base.  Average assets under management remained largely unchanged.  Compared to the same period last year, management fees declined 4% compared to a 6% decline in average assets under management due to a mix-shift in the asset base that led to an improvement of 1.5 basis points in the effective fee rate.

The effective fee rate for the current quarter was 60.4 basis points compared to 59.9 basis points and 58.9 basis points during the first quarter of 2015 and second quarter of 2014, respectively.

Underwriting and Distribution Analysis

Underwriting and Distribution Revenues

Revenues improved 3% sequentially due to a combination of higher asset-based advisory fees, front-load variable annuity sales and insurance product commissions in our Advisors channel, and to a lesser degree, higher Rule 12b-1 fees in our Advisors channel.

Compared to the same quarter in 2014, revenues rose 1% as higher asset-based advisory fees and front-load variable annuity sales commissions in our Advisors channel were largely offset by lower Rule 12b-1 fees in our Wholesale channel.

Underwriting and Distribution Costs

Sequentially, costs remained unchanged.  The increase in direct costs from our Advisors channel were partly offset by an adjustment in our Wholesale channel due to a share class conversion by one of our third-party broker dealers.  Indirect costs declined due to lower employee benefit-related expenses, IT costs and sales convention costs in our Advisors channel.

Compared to the second quarter of 2014, costs remained unchanged.  Direct costs rose in our Advisors channel in line with revenues and were more than offset by lower Rule 12b-1 fees in our Wholesale channel.  Indirect costs rose in both retail channels due to higher compensation related costs, which were partly offset by lower IT costs.

Compensation and Related Expense Analysis

Costs declined 1% sequentially.  An adjustment to forfeiture rates for our equity plan awards resulted in lower equity compensation costs; payroll taxes also trended lower.  These decreases were offset by higher incentive compensation accruals during the period.  Compared to the second quarter of 2014, costs rose 9% due to higher incentive compensation and an increase in base salaries, which were partly offset by lower equity compensation costs.

General and Administrative Expense Analysis

Costs rose 9% sequentially and 3% year over year.  Both the sequential and year over year increase in costs was predominantly due to higher IT costs.

Unaudited Consolidated Statement of Income

(Amounts in thousands, except for per share data)

	2014				2015
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$188,037	$193,624	$197,783	$188,658	$182,105	$185,914
Underwriting and distribution fees	165,267	169,001	173,047	171,363	166,978	171,508
Shareholder service fees	37,112	38,009	38,728	37,130	36,375	36,568
Total operating revenues	390,416	400,634	409,558	397,151	385,458	393,990
Operating Expenses:
Underwriting and distribution	194,951	195,608	197,246	195,522	195,420	195,762
Compensation and related costs	50,009	48,589	48,375	47,437	53,495	52,829
General and administrative	23,756	27,183	24,924	28,774	25,678	27,897
Subadvisory fees	1,877	2,069	2,203	2,287	2,387	2,394
Depreciation	3,249	3,541	3,786	4,058	4,034	4,064
Intangible asset impairment	—	—	7,900	—	—	—
Total operating expenses	273,842	276,990	284,434	278,078	281,014	282,946
Operating Income	116,574	123,644	125,124	119,073	104,444	111,044
Investment and other income/(loss)	3,900	6,100	(1,205)	7,995	3,972	9
Interest expense	(2,755)	(2,755)	(2,769)	(2,763)	(2,766)	(2,765)
Income before taxes	117,719	126,989	121,150	124,305	105,650	108,288
Provision for taxes	42,855	44,001	46,564	43,412	38,537	40,843
Net Income	$74,864	$82,988	$74,586	$80,893	$67,113	$67,445
Net income per share, basic and diluted:	0.88	0.98	0.89	0.97	0.80	0.80
Weighted average shares outstanding - basic and diluted	85,019	85,073	84,242	83,623	83,581	84,079
Operating margin	29.9%	30.9%	30.6%	30.0%	27.1%	28.2%

Net Distribution Cost Analysis

(Amounts in thousands)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
U&D Revenues	$59,564	$60,237	$59,807	$55,331	$52,142	$51,768
U&D Expenses - Direct	(79,700)	(76,834)	(75,775)	(70,150)	(68,595)	(66,947)
U&D Expenses - Indirect	(11,535)	(12,791)	(13,317)	(14,032)	(14,029)	(13,972)
Net Distribution (Costs)	$(31,671)	$(29,388)	$(29,285)	$(28,851)	$(30,482)	$(29,151)

Advisors Channel
U&D Revenues	$105,703	$108,764	$113,240	$116,032	$114,836	$119,740
U&D Expenses - Direct	(74,697)	(76,867)	(79,700)	(82,231)	(82,022)	(85,177)
U&D Expenses - Indirect	(29,019)	(29,116)	(28,454)	(29,109)	(30,774)	(29,666)
Net Distribution Excess	$1,987	$2,781	$5,086	$4,692	$2,040	$4,897

Changes in Assets Under Management

(Amounts in millions)

	2014				2015
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
Beginning assets	$67,055	$70,467	$71,671	$66,375	$60,335	$59,412
Sales*	7,017	4,864	4,269	2,383	3,870	3,239
Redemptions	(3,562)	(4,363)	(7,008)	(8,592)	(6,259)	(4,558)
Net Exchanges	112	(397)	112	74	224	144
Net flows	3,567	104	(2,627)	(6,135)	(2,165)	(1,175)
Market action	(155)	1,100	(2,669)	95	1,242	(692)
Ending assets	$70,467	$71,671	$66,375	$60,335	$59,412	$57,545

Advisors Channel
Beginning assets	$43,667	$44,224	$45,797	$44,908	$45,517	$46,385
Sales*	1,435	1,457	1,322	1,332	1,270	1,347
Redemptions	(1,106)	(1,098)	(1,146)	(1,224)	(1,279)	(1,279)
Net Exchanges	(112)	(88)	(112)	(74)	(224)	(144)
Net flows	217	271	64	34	(233)	(76)
Market action	340	1,302	(953)	575	1,101	(362)
Ending assets	$44,224	$45,797	$44,908	$45,517	$46,385	$45,947

Institutional Channel
Beginning assets	$15,821	$16,692	$18,165	$17,603	$17,798	$17,097
Sales*	1,554	1,193	328	317	300	1,203
Redemptions	(679)	(851)	(727)	(663)	(1,460)	(1,003)
Net Exchanges	—	485	—	—	—	—
Net flows	875	827	(399)	(346)	(1,160)	200
Market action	(4)	646	(163)	541	459	(83)
Ending assets	$16,692	$18,165	$17,603	$17,798	$17,097	$17,214

Consolidated Total
Beginning assets	$126,543	$131,383	$135,633	$128,886	$123,650	$122,894
Sales*	10,006	7,514	5,919	4,032	5,440	5,789
Redemptions	(5,347)	(6,312)	(8,881)	(10,479)	(8,998)	(6,840)
Net Exchanges	—	—	—	—	—	—
Net flows	4,659	1,202	(2,962)	(6,447)	(3,558)	(1,051)
Market action	181	3,048	(3,785)	1,211	2,802	(1,137)
Ending assets	$131,383	$135,633	$128,886	$123,650	$122,894	$120,706

* Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Supplemental Information

	2014				2015
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Channel highlights
Number of Wholesalers	60	60	59	59	61	62
Number of Advisors	1,737	1,740	1,759	1,766	1,745	1,780
Advisors’ Productivity *	60.9	62.4	64.6	65.7	65.9	67.9

Redemption rates - long term assets
Wholesale	21.1%	25.1%	40.3%	53.8%	42.9%	31.0%
Advisors	8.2%	7.9%	8.2%	8.9%	9.0%	9.0%
Institutional	17.0%	19.9%	16.1%	14.7%	33.7%	23.2%
Total	16.2%	18.7%	26.1%	32.4%	29.0%	21.7%

Operating highlights
Organic growth/(decay) annualized	14.7%	3.7%	-8.7%	-20.0%	-11.5%	-3.4%
Total assets under management (in millions)	131,383	135,633	128,886	123,650	122,894	120,706

Diversification (Company Total)
As % of Sales
Asset Strategy	33.4%	26.3%	24.9%	4.2%	17.1%	12.5%
Fixed Income	23.3%	25.4%	28.8%	28.1%	23.8%	16.8%
Other	43.3%	48.3%	46.3%	67.7%	59.1%	70.7%
As % of Assets Under Management
Asset Strategy	33.9%	32.9%	32.0%	28.8%	27.0%	25.7%
Fixed Income	18.6%	18.7%	18.2%	17.8%	17.7%	17.5%
Other	47.5%	48.4%	49.8%	53.4%	55.3%	56.8%

Operating margin	29.9%	30.9%	30.6%	30.0%	27.1%	28.2%

	1 Year	3 Years	5 Years
Lipper Fund Rankings
Funds ranked in top quartile	22%	30%	30%
Funds ranked in top half	49%	60%	46%

Assets ranked in top quartile	12%	59%	66%
Assets ranked in top half	26%	74%	74%

* Advisors’ productivity is calculated by dividing U&D revenues for the Advisors channel by the average number of advisors during the period.

Unaudited Balance Sheet Information

Schedule of Selected Items

(Amounts in millions)	Jun. 30, 2015
Cash & cash equivalents (unrestricted)	$614.9
Investment securities	239.0
Total assets	1,462.0
Long-term debt	190.0
Total liabilities	616.3
Stockholders’ equity	845.7

Shares outstanding	83.9	million shares

	Quarter ended	Year-to-Date
($ in thousands)	Jun. 30, 2015	Jun. 30, 2015
Shares repurchased
Number of shares	516,533	622,591
Total cost	$25,405	$30,004

Dividend paid
Rate per share	$0.43	$0.86
Total paid	$36,240	$72,219

Capital returned to stockholders	$61,645	$102,223

Unaudited Consolidated Statement of Income

(Amounts in thousands, except for per share data)

	Six Months Ended
	Jun-14	Jun-15	% Change
Operating Revenues:
Investment management fees	$381,661	$368,019	-3.6%
Underwriting and distribution fees	334,268	338,486	1.3%
Shareholder service fees	75,121	72,943	-2.9%
Total operating revenues	791,050	779,448	-1.5%
Operating Expenses:
Underwriting and distribution	390,559	391,182	0.2%
Compensation and related costs	98,598	106,324	7.8%
General and administrative	50,939	53,575	5.2%
Subadvisory fees	3,946	4,781	21.2%
Depreciation	6,790	8,098	19.3%
Total operating expenses	550,832	563,960	2.4%
Operating Income	240,218	215,488	-10.3%
Investment and other income	10,000	3,981	-60.2%
Interest expense	(5,510)	(5,531)	0.4%
Income before taxes	244,708	213,938	-12.6%
Provision for taxes	86,856	79,380	-8.6%
Net Income	$157,852	$134,558	-14.8%
Net income per share, basic and diluted	1.86	1.61	-13.5%
Weighted average shares outstanding - basic and diluted	85,046	83,831
Operating margin	30.4%	27.6%

Net Distribution Cost Analysis

(Amounts in thousands)

	Six Months Ended
	Jun-14	Jun-15	% Change
Wholesale Channel
U&D Revenues	$119,801	$103,910	-13.3%
U&D Expenses - Direct	(156,534)	(135,542)	-13.4%
U&D Expenses - Indirect	(24,326)	(28,001)	15.1%
Net Distribution (Costs)	$(61,059)	$(59,633)	-2.3%

Advisors Channel
U&D Revenues	$214,467	$234,576	9.4%
U&D Expenses - Direct	(151,564)	(167,199)	10.3%
U&D Expenses - Indirect	(58,135)	(60,440)	4.0%
Net Distribution Excess	$4,768	$6,937	45.5%

Changes in Assets Under Management

(Amounts in millions)

	Six Months Ended
	Jun-14	Jun-15	% Change
Wholesale Channel
Beginning assets	$67,055	$60,335	-10.0%
Sales*	11,881	7,110	-40.2%
Redemptions	(7,925)	(10,816)	36.5%
Net Exchanges	(285)	367	N/M
Net flows	3,671	(3,339)	-191.0%
Market action	945	549	-41.9%
Ending assets	$71,671	$57,545	-19.7%

Advisors Channel
Beginning assets	$43,667	$45,517	4.2%
Sales*	2,892	2,616	-9.5%
Redemptions	(2,204)	(2,558)	16.1%
Net Exchanges	(200)	(367)	N/M
Net flows	488	(309)	-163.3%
Market action	1,642	739	-55.0%
Ending assets	$45,797	$45,947	0.3%

Institutional Channel
Beginning assets	$15,821	$17,798	12.5%
Sales*	2,747	1,504	-45.2%
Redemptions	(1,530)	(2,464)	61.0%
Net Exchanges	485	—	N/M
Net flows	1,702	(960)	-156.4%
Market action	642	376	-41.4%
Ending assets	$18,165	$17,214	-5.2%

Consolidated Total
Beginning assets	$126,543	$123,650	-2.3%
Sales*	17,520	11,230	-35.9%
Redemptions	(11,659)	(15,838)	35.8%
Net Exchanges	—	—	N/M
Net flows	5,861	(4,608)	-178.6%
Market action	3,229	1,664	-48.5%
Ending assets	$135,633	$120,706	-11.0%

* Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, Chairman and CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Investor Relations” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the “Investor Relations” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Wholesale channel (encompassing broker/dealer, retirement, and registered investment advisors), our Advisors channel (our network of financial advisors), and our Institutional channel (including defined benefit plans, pension plans and endowments, and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States and internationally. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios, while Ivy Investment Management Company serves as investment advisor to Ivy Funds and investment advisor and global distributor to the Selector Management Fund SICAV, an umbrella UCITS fund range domiciled in Luxembourg. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios, while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014, which include, without limitation:

•                  The loss of existing distribution channels or inability to access new distribution channels;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                  The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  The ability of mutual fund and other investors to redeem their investments without prior notice or on short notice;

•                  Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                  Our inability to attract and retain senior executive management and other key personnel to conduct our broker/dealer, fund management and investment advisory business;

•                  A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and

•                  Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2014 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2015. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.